EXHIBIT 8.1

List of Subsidiaries

1.	Korea Hydro & Nuclear Power Co., Ltd., a company with limited liability incorporated in Korea

2.	Korea South-East Power Co., Ltd., a company with limited liability incorporated in Korea

3.	Korea Midland Power Co., Ltd., a company with limited liability incorporated in Korea

4.	Korea Western Power Co., Ltd., a company with limited liability incorporated in Korea

5.	Korea Southern Power Co., Ltd., a company with limited liability incorporated in Korea

6.	Korea East-West Power Co., Ltd., a company with limited liability incorporated in Korea

7.	Korea Power Engineering Co., Inc., a company with limited liability incorporated in Korea

8.	Korea Plant Service & Engineering Co., Ltd., a company with limited liability incorporated in Korea

9.	KEPCO Nuclear Fuel Co., Ltd., a company with limited liability incorporated in Korea

10.	Korea Electric Power Data Network Co., Ltd., a company with limited liability incorporated in Korea

11.	KEPCO International Hong Kong Ltd., a company with limited liability incorporated in Hong Kong

12.	KEPCO International Philippines Inc., a company with limited liability incorporated in the Philippines

13.	KEPCO China International Ltd., a company with limited liability incorporated in Hong Kong

14.	KEPCO Gansu International Ltd., a company with limited liability incorporated in Hong Kong

15.	KEPCO Philippines Holdings Inc., a company with limited liability incorporated in the Philippines

16.	KEPCO Asia International Ltd., a company with limited liability incorporated in Hong Kong

17.	KEPCO Lebanon SARL, a company with limited liability incorporated in Lebanon

18.	KEPCO Neimenggu International Ltd., a company with limited liability incorporated in Hong Kong

19.	KEPCO Philippines Corporation, a company with limited liability incorporated in the Philippines

20.	KEPCO Ilijan Corporation, a company with limited liability incorporated in the Philippines

21.	Jiaozuo KEPCO Power Company Ltd., a company with limited liability incorporated in the People’s Republic of China

22.	KEPCO Salcon Power Corporation, a company with limited liability incorporated in the Philippines

All of the foregoing entities do business under their respective names set forth above.